Exhibit 10.33

[Eisai Letterhead]

October 5, 2018

356 Royalty Inc.

6154 Nancy Ridge Drive

San Diego, CA 92121

Attention: Amit D. Munshi

Re:  Amendment to Transaction Agreement

Dear Mr. Munshi:

Eisai Inc. and Eisai Co., Ltd. (collectively, “Eisai”) and 356 Royalty Inc. (“Arena”) are parties to that certain Transaction Agreement, dated as of December 28, 2016, as amended pursuant to Amendment No. 1 to Transaction Agreement dated as of March 9, 2018 (the “Transaction Agreement”).  Capitalized terms used but not defined in this letter agreement shall have the meaning set forth in the Transaction Agreement.

Arena hereby irrevocably waives Arena’s rights and Eisai’s obligations under Section 4.7 of the Transaction Agreement with respect to Competing Products sold by or on behalf of Eurofarma Laboratórios S.A. or any of its Affiliates (collectively “Eurofarma”) in the Waived Territory; provided, that Eisai or one of its Affiliates enters into a distribution or (sub)license agreement with Eurofarma with respect to the Products in the Waived Territory within six (6) months after the date of this letter agreement.  “Waived Territory” means Argentina, Belize, Bolivia, Brazil, Chile, Colombia, Costa Rica, Dominican Republic, El Salvador, Ecuador, Guatemala, Honduras, Mexico, Nicaragua, Panama, Paraguay, Peru, Uruguay and Venezuela.

Arena acknowledges and agrees that the filing of an NDA, a BLA or any equivalent thereof for, or the marketing, promoting, detailing, offering for sale, selling or distributing or conducting other similar activities related to the commercial sale of, a Competing Product by or on behalf of Eurofarma in the Waived Territory shall not violate the terms of Section 4.7 of the Transaction Agreement; provided, that Eisai or one of its Affiliates enters into a distribution or (sub)license agreement with Eurofarma with respect to the Products in the Waived Territory within six (6) months after the date of this letter agreement.

Eisai agrees to ensure agreements between Eisai (or any Eisai Affiliate) and a Distributor or Sublicensee, and any agreements between an Eisai Related Party and any additional Co-Promotion Partners, Sublicensees or Distributors, entered into after the date of this letter agreement allow for Arena to be promptly provided a reasonably redacted copy of such agreements, and Eisai will provide Arena a copy of any such agreement promptly after it is entered.  In addition, Eisai will promptly provide Arena a reasonably redacted copy of its previously entered agreement with CY Biotech relating to China (including Hong Kong and Macao).

Without limiting the foregoing, if an agreement is entered with Eurofarma relating to the Waived Territory, Eisai will promptly provide a reasonably redacted copy of such agreement with Eurofarma.

Eisai agrees a copy of an agreement required to be provided to Arena shall not redact any financial or other terms reasonably related to Arena’s rights or obligations under the Transaction Agreement, and a copy of any agreement that does redact such information is not a reasonably redacted copy. Arena agrees copies of any such agreements with an Eisai Related Party constitute Confidential Information.

The Transaction Agreement is hereby deemed amended in accordance with Section 15.6 of the Transaction Agreement to include the terms of this letter agreement.

This letter agreement and all questions regarding its existence, validity, interpretation, breach or performance, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States, without reference to its conflicts of law principles with the exception of sections 5-1401 and 5-1402 of New York General Obligations Law.

This letter agreement may be executed in any number of counterparts each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This letter agreement may be executed by facsimile or other electronic signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

Please confirm your agreement with the foregoing by signing in the space provided below and returning a fully executed copy of this letter agreement to Eisai.

Signature Page Follows

Very truly yours,

Eisai Inc.

By: /s/ Alexander Scott

Name: Alexander Scott

Title: Chief Strategy Officer, NBG

Eisai Co., Ltd.

By: /s/ Ivan Cheung

Name: Ivan Cheung

Title: Corporate Officer, Senior Vice President

AGREED:

356 Royalty Inc.

By: /s/ Amit D. Munshi

Name: Amit D. Munshi

Title: President and Chief Executive Officer

[Signature Page to Waiver of Non-Compete Covenant Letter Agreement]